EXHIBIT 32: Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Maui General Store, Inc.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Maui General Store, Inc. and will be retained by Maui General Store, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 28, 2005                   /s/ Richard H. Miller
                                 -------------------------------------------
                                 Richard H. Miller
                                 (Chief Executive Officer and Chief
                                  Financial Officer)